UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2023

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Advisory Agreement (2023)

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), AREIT Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”) and Ares Commercial Real Estate Management LLC, the Company’s advisor (the “Advisor”), previously entered into that certain Amended and Restated Advisory Agreement (2023), effective as of April 30, 2023 and effective through April 30, 2024 (the “2023 Advisory Agreement”). On June 3, 2023, the Company, the Operating Partnership and the Advisor amended and restated the 2023 Advisory Agreement by entering into the Second Amended and Restated Advisory Agreement (2023) (the “Amended Advisory Agreement”).

The Amended Advisory Agreement amends the 2023 Advisory Agreement to provide that if the Company engages affiliates of the Advisor (“Product Specialists”) to provide certain specialist services to the Company, the Operating Partnership or any of their subsidiaries pursuant to a separate agreement approved by the Company’s independent directors, the fees and expense reimbursements paid to the Product Specialist will not be subject to the provisions of the Advisory Agreement or affect the compensation and expense reimbursements paid to the Advisor and its affiliates for services provided pursuant to the Advisory Agreement. Other immaterial changes were also made in the Amended Advisory Agreement.

Twelfth Amended and Restated Limited Partnership Agreement

On June 3, 2023, we and AREIT Incentive Fee LP, an affiliate of our Advisor, replaced the then-current limited partnership agreement of the Operating Partnership by entering into a Twelfth Amended and Restated Limited Partnership Agreement (the “Amended OP Agreement”). The Amended OP Agreement authorizes us, as general partner, to cause the Operating Partnership to issue profits interests in the Operating Partnership in multiple series via award letters with the rights and obligations of such profits interests set forth in such award letters or an exhibit thereto. Other immaterial changes were also made in the Amended OP Agreement.

Student Housing Investment Arrangement

The changes in the Amended Advisory Agreement and Amended OP Agreement were made in contemplation of a Project Specialist arrangement in student housing investments. Under this arrangement, affiliates of Timberline Real Estate Ventures (“Timberline”), a fully integrated, operationally focused privately held real estate operator and investment manager specializing in the development, acquisition and operation of student housing, multifamily, and mixed-use retail/residential communities, will enter into a joint venture with affiliates of the Advisor to create a Product Specialist (collectively, with its affiliated entities, the “Student Housing Product Specialist”). The Company will, through the Operating Partnership and their subsidiaries, enter into the agreements described in further detail below with the Student Housing Product Specialist in connection with student housing investments. More specifically, for each student housing investment by the Company made through the Student Housing Product Specialist, the Student Housing Product Specialist will be retained under a management services agreement, engaged as property manager under a property management agreement and receive a profits interest through the Operating Partnership in such investment. The Advisor or its affiliates will have an economic interest in these agreements except the profits interests, with respect to which the Advisor and its affiliates will have no economic interest.

Each such student housing investment will be made through a subsidiary of the Company (each, an “AREIT TREV Vehicle”) that will be 100% owned, managed and controlled by the Company as the managing member of the operating company. The Company will have the sole authority to make and approve all decisions and take all actions with respect to and on behalf of each AREIT TREV Vehicle, subject to certain limited fundamental decisions which will require the consent of both the Company and the Student Housing Product Specialist. The Student Housing Product Specialist will be the non-economic administrative member of each AREIT TREV Vehicle, required to participate in and oversee the day-to-day business, affairs, management, operation and administration of the AREIT TREV Vehicle and be responsible for implementing the business plan and budget approved by the Company and otherwise implementing the Company’s decisions. If there is any material default or breach by the Student Housing Product Specialist of its obligations under the ARES TREV Vehicle’s operating agreement or the management services agreement (described below) that remains uncured (beyond any applicable notice and cure periods), the Company will have the right to remove the Student

Housing Product Specialist as the administrative member and terminate the management services agreement, the property management agreement and the profits interest.

Pursuant to a management services agreement, in consideration for the sourcing of student housing investments by the Student Housing Product Specialist, the Student Housing Product Specialist will be paid a reasonable market rate acquisition fee by the AREIT TREV Vehicle. In addition, in consideration of supervision of property management by the Student Housing Product Specialist, as well as management of the Company investment and certain accounting and tax reporting duties, the Student Housing Product Specialist will be paid a property management oversight fee by the AREIT TREV Vehicle based on reasonable market rates for such duties. To the extent that renovation work with respect to a Company investment is approved by the Company, the Student Housing Project Specialist will be paid a reasonable market rate construction management fee. If the Student Housing Product Specialist is removed as the administrative member of the applicable AREIT TREV Vehicle, or if there is an uncured breach under the management services agreement, the Company may terminate the management services agreement without penalty. Additionally, the management services agreement will terminate automatically on its terms (without penalty) upon the sale of the applicable property.

At the closing of each of our student housing investments, the AREIT TREV Vehicle will enter into a property management agreement with the Student Housing Project Specialist pursuant to which it will perform property management services in exchange for a property management fee consistent with the local market where our applicable investment is located as well as its size, scope and rental rates and otherwise consistent with an agreed fee schedule; provided that such fees will be payable on a percentage of revenue basis, considering local market rates, total number of beds and overall gross potential rent, subject to reasonable market rate minimum per investment. If (a) the Student Housing Project Specialist is removed as the administrative member of the applicable AREIT TREV Vehicle or (b) there is a bad act (e.g., gross negligence, willful misconduct) or an uncured breach by the Student Housing Project Specialist under the property management agreement, the Company may terminate the agreement without penalty. The Company may also terminate the property management agreement for convenience upon 30 days prior written notice to the Student Housing Project Specialist or if certain operating performance metrics of the property are not met, and the property management agreement automatically terminates on its terms upon the sale of the applicable property; however, if any of the foregoing terminations occurs prior to the one year anniversary of the effective date, property management fees through the first year anniversary will be due to the Student Housing Project Specialist.

With respect to each student housing investment made under this arrangement, an affiliate of the Student Housing Project Specialist will receive a profits interest through the Operating Partnership, with respect to which the Advisor and its affiliates will have no economic interest.

Item 8.01 Other Events.

The Company announced today that it fully satisfied all stockholder redemption requests in May 2023 in the ordinary course. Additionally, it has experienced aggregate net inflows quarter-to-date through May 31, 2023 from the proceeds of its capital raising efforts, including the sale of DST Interests in the DST Program. Going forward, updated information regarding the satisfaction of stockholder redemption requests and aggregate inflows and outflows will be made available in the Company’s monthly prospectus supplements filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
June 5, 2023
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer